UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2017

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a)    Dismissal of Independent Registered Accounting Firm

On April 4, 2017, the Audit Committee of the Board of Directors of Zoned Properties, Inc. (the “Company”), on behalf of the Board of Directors, terminated the engagement of D. Brooks and Associates CPA’s, P.A. (“Brooks”) as the Company’s independent registered accounting firm.

Brooks’ reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through April 4, 2017, there have been no disagreements with Brooks on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Brooks’ satisfaction, would have caused Brooks to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods.

Except as set forth below, for the years ended December 31, 2016 and 2015 and through April 4, 2017, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. In connection with its audit of the Company’s financial statements for the year ended December 31, 2016 and 2015, Brooks reported the existence of a material weakness in the Company’s internal control over financial reporting to the audit committee of the Company. The ineffectiveness of the Company’s internal control over financial reporting was due to the following material weaknesses which the Company identified in its internal control over financial reporting: (1) the lack of multiple levels of management review on complex accounting and financial reporting issues, (2) a lack of adequate segregation of duties and necessary corporate accounting resources in the Company’s financial reporting process and accounting function as a result of the Company’s limited financial resources to support hiring of personnel and implementation of accounting systems. Until such time as the Company expands its staff to include additional accounting personnel and hire a full time chief financial officer, it is likely the Company will continue to report material weaknesses in its internal control over financial reporting, and (3) we do not have an independent audit committee. This material weakness has not been corrected.

The Company provided Brooks with a copy of the disclosure contained herein, prior to its filing with the Securities and Exchange Commission (the “Commission”), and requested that Brooks furnish the Company a letter addressed to the Commission stating whether or not it agreed with the statements herein and, if not, stating the respects in which it does not agree. Brooks’ letter to the Commission is attached hereto as Exhibit 16.1.

(b)       Engagement of New Independent Registered Accounting Firm

On April 4, 2017, the Audit Committee, on behalf of the Board of Directors appointed Friedman LLP (“Friedman “) as the Company’s new independent registered accounting firm. During the Company’s two most recent fiscal years and through April 4, 2017, neither the Company nor anyone acting on the Company’s behalf consulted Friedman with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter of D. Brooks and Associates CPA’s, P.A. to the Commission dated April 7, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: April 7, 2017	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

3